August 7, 2020

AIP, LLC
450 Lexington Avenue, 40th Floor
New York, NY 10017

Ladies and Gentlemen:

You have requested certain information relating to SEACOR Holdings Inc., a Delaware corporation, and/or its subsidiaries (collectively, the "Company") in connection with your consideration of a possible negotiated transaction between the Company and you (a "Transaction").

As a condition to the furnishing of the requested information to you and your Representatives (as defined below), you agree that (i) all information relating to the Company furnished by or on behalf of the Company to you or your Representatives, whether prior to or after your acceptance of this agreement and irrespective of the form of communication, or learned by you in connection with visits to the Company's facilities, in connection with your consideration of a Transaction (such information, together with notes, memoranda, summaries, analyses, compilations and other writings relating thereto or based thereon prepared by you or your Representatives being referred to herein as the "Evaluation Material") will be kept strictly confidential, and (ii) the Evaluation Material will be used solely for the purpose of determining the desirability of a Transaction; provided, however, that the Evaluation Material may be disclosed to any of your Representatives who need to know such information for the purpose of assisting you in evaluating a Transaction (it being understood that such Representatives will be informed by you of the contents of this agreement and that, by receiving such information, such Representatives are agreeing to be bound by this agreement). The term "Evaluation Material" does not include information which (i) is or becomes generally available to the public other than as a result of prohibited disclosure by you or your Representatives, (ii) becomes available to you or any of your Representatives on a non-confidential basis from a source other than the Company or its affiliates or Representatives, provided that neither you nor any of your Representatives is aware that such source is under an obligation (whether contractual, legal or fiduciary) to keep such information confidential, or (iii) is in your possession prior to disclosure. For purposes hereof, the "Representatives" of any entity means such entity's directors, officers, employees, legal and financial advisors, accountants and other agents and representatives; provided, that "Representatives" shall not include any third party debt or equity financing sources without the prior written consent of the Company. You will be responsible for any breach of this agreement by any of your Representatives and agree to take all reasonable measures to restrain your Representatives from prohibited or unauthorized disclosure or use of Evaluation Material. For the avoidance of doubt, your affiliated operating portfolio companies shall not be considered Representatives and shall be excluded from this Agreement unless their executives or employees have been given access to the Evaluation Material or made aware of the Transaction.

In addition, you agree that, except with the prior written consent of the Company or as required or permitted by this agreement, you will not, and you will direct your Representatives not to, make any release to the press or other public disclosure concerning either (i) the existence of this

agreement or that the Evaluation Material has been made available to you or (ii) in the event that the Company or any of its Representatives engages in discussions or negotiations with you or your Representatives, the fact that discussions or negotiations are taking place concerning a possible Transaction, or any of the terms, conditions or other facts with respect to any such possible Transaction, including the status thereof, except for such public disclosure as may be necessary, in the written opinion of your counsel, for you not to be in violation of or default under any applicable law, regulation or governmental order. If you propose to make any disclosure based upon such an opinion, you will deliver a copy of such opinion to the Company together with the text of the proposed disclosure as far in advance of its disclosure as is reasonably practicable, and will in good faith consult with and consider the suggestions of the Company and its Representatives concerning the nature and scope of the information you propose to disclose.

If you or any of your Representatives are requested in any judicial or administrative proceeding or by any governmental or regulatory authority to disclose any Evaluation Material, you will (i) to the extent legally permissible, give the Company prompt notice of such request so that the Company may seek an appropriate protective order and (ii) consult with the Company as to the advisability of taking legally available steps to resist or narrow such a request. You will cooperate fully with the Company in obtaining such an order. If in the absence of a protective order you are nonetheless compelled to disclose Evaluation Material, the Company agrees that you may make such disclosure without liability hereunder, provided that, to the extent legally permissible, you give the Company written notice of the information to be disclosed as far in advance of its disclosure as is practicable and, upon the Company's request and at its expense, use your commercially reasonable efforts to obtain reasonable assurances that confidential treatment will be accorded to such information. Notwithstanding the foregoing, the notice requirements of this paragraph shall not apply in the case of routine regulatory inspection by a regulatory agency with regulatory authority over you.

Upon the written request of the Company, you will promptly (and in no event later than five (5) business days after such request) redeliver or cause to be redelivered to the Company or destroy (and provide written certification to the Company of such destruction) all copies of the Evaluation Material furnished to you by or on behalf of the Company or prepared by you or any of your Representatives; provided that you may retain copies of Evaluation Material to the extent necessary to comply with your established internal document retention policies. Notwithstanding the return or destruction of the Evaluation Material, you and your Representatives will continue to be bound by your obligations hereunder.

Although the Company will endeavor to include in the Evaluation Material information it believes to be relevant to the evaluation of a Transaction, you hereby acknowledge that neither the Company nor any of its affiliates or Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any of the Evaluation Material. You agree that neither the Company nor any of its affiliates or Representatives will have any liability to you or your Representatives resulting from use of any of the Evaluation Material.

You hereby acknowledge that you are aware (and that your Representatives who have been apprised of this agreement and your consideration of a Transaction have been, or upon becoming so apprised will be, advised) of the restrictions imposed by federal and state securities laws on a person possessing material nonpublic information about a company. In this regard, you hereby agree that while you are in possession of material nonpublic information with respect to the Company, you will not purchase or sell any securities of the Company, or communicate such information to any third party, in violation of any such laws.

In consideration for access to the Evaluation Material which you have requested, you agree not to, and you shall direct your Representatives not to, directly or indirectly, initiate or maintain contact (other than in the ordinary course of business) with any officer, director, employee, supplier, customer, joint venture partner or agent of the Company regarding its business, operations, prospects, finances or any other matter pertaining to the Company or to any proposed Transaction. It is understood that all (i) communications regarding a possible Transaction, (ii) requests for additional information, (iii) requests for facility tours or management meetings and (iv) discussions or questions regarding procedures, will be submitted or directed to Foros LLC.

As a further condition to the furnishing of the Evaluation Material, unless specifically requested in writing in advance by the Company's Board of Directors, you shall not and shall cause your affiliates and associates (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "1934 Act")) not to, and you will not and will cause your affiliates and associates not to assist or encourage others (including by providing financing) to, directly or indirectly, for a period of one year from the date of this agreement: (i) acquire or agree, offer, seek or propose (whether publicly or otherwise) to acquire ownership (including but not limited to beneficial ownership (as defined in Rule 13d-3 under the 1934 Act)) of (x) the Company or any of its assets or businesses, (y) any securities issued by the Company or other economic interest in the Company, including by means of any derivative instrument, or (z) any rights or options to acquire such ownership (including from a person other than the Company), whether by means of a negotiated purchase of securities or assets, tender or exchange offer, merger or other business combination, recapitalization, restructuring or other extraordinary transaction (a "Business Combination Transaction"), (ii) engage in any "solicitation" of "proxies" (as such terms are used in the proxy rules promulgated under the 1934 Act, but disregarding clause (iv) of Rule 14a-1(l)(2) and including any exempt solicitation pursuant to Rule 14a-2(b)(1) or (2)), or form, join or in any way participate in a "group" (as defined under the 1934 Act), with respect to any securities issued by the Company, (iii) otherwise seek or propose, alone or in concert with others, to influence or control the Board of Directors, management or policies of the Company, (iv) (a) call or seek to call any meeting of shareholders, including by written consent, or provide to any third party a proxy, consent or requisition to call any meeting of shareholders, (b) seek to have the shareholders authorize or take corporate action by written consent without a meeting, solicit any consents from shareholders or grant any consent or proxy for a consent to any third party seeking to have the shareholders authorize or take corporate action by written consent without a meeting, (c) seek representation on the board of directors of the Company, (d) seek the removal of any member of the board of directors of the Company, (e) conduct a referendum of shareholders or (f) make a request for a shareholder list or other records of the Company, (v) disclose any intention, plan or

arrangement inconsistent with the foregoing or take any action that could reasonably be expected to require the Company to make a public announcement regarding any of the types of matters referred to in clause (i), (ii), (iii) or (iv) above, or (vi) enter into any discussions, negotiations, agreements, arrangements or understandings with any third party with respect to any of the foregoing. You also agree during such period not to publicly request the Company or any of its Representatives to amend or waive any provision of this paragraph (including this sentence). If at any time during such period you are approached by any third party concerning your or their participation in any of the types of matters referred to in clause (i), (ii), (iii) or (iv) above, you will promptly inform the Company of the nature of such contact and the parties thereto. You hereby acknowledge that neither you nor any of your affiliates or associates is on the date hereof the beneficial owner of any shares of capital stock of the Company.

You further agree that, for a period of two years from the date hereof, neither you nor any of your affiliates will, directly or indirectly, solicit to employ, offer or agree to employ or employ any officer or employee of the Company, or any person who has served as an officer or employee of the Company in the prior six months, without obtaining the prior written consent of the Company; provided, that the term "solicit to employ" does not include general solicitations of employment not specifically directed towards employees of the Company.

It is expressly understood by the parties hereto that this agreement is not intended to, and does not, constitute an agreement to consummate a Transaction or to enter into a definitive Transaction agreement, and neither the Company nor you will have any rights or obligations of any kind whatsoever with respect to a Transaction by virtue of this agreement or any other written or oral expression by either party hereto or their respective Representatives unless and until a definitive agreement relating thereto between the Company and you is executed and delivered, other than for the matters specifically agreed to herein. You further acknowledge that (i) the Company and its Representatives shall be free to negotiate with any other person and enter into a definitive agreement with regard to a Transaction without prior notice to you or any other person, (ii) the Company reserves the right to reject any and all proposals made by you or any of your Representatives with regard to a possible Transaction and to terminate any discussions or negotiations with you at any time and (iii) neither the Company nor any of its affiliates or Representatives nor any third party with whom the Company enters into any agreement for, or completes, a Business Combination Transaction shall have any liability to you arising out of or relating to such a Business Combination Transaction (other than any liability arising under a definitive Transaction agreement with you in accordance with the terms thereof).

You and the Company acknowledge and agree that money damages would not be a sufficient remedy for any breach of any provision of this agreement by the other, and that in addition to all other remedies which any party hereto may have, each party will be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach. No failure or delay by any party hereto in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

This agreement (i) contains the sole and entire agreement between the parties with respect to the subject matter hereof, (ii) may be amended, modified or waived only by a separate written instrument duly executed by or on behalf of the Company and you, and (iii) shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby, and each party agrees not to commence any action, suit or proceeding relating thereto except in such courts, and further agrees that service of any process, summons, notice or document by registered mail to its address set forth above will be effective service of process for any action, suit or proceeding brought against such party in any such court. Except as otherwise expressly provided herein, your obligations under this agreement will expire two years from the date hereof.

If the foregoing correctly sets forth our agreement with respect to the matters set forth herein, please so indicate by signing a copy of this agreement and returning such signed copies to the Company, whereupon this agreement will constitute our binding agreement with respect to the matters set forth herein.

Very truly yours,

SEACOR HOLDINGS INC.

By: William C. Long

Name: William C. Long
Title: Executive VP, Chief Legal Officer & Corporate Secretary

Accepted and agreed to as of
the date first written above:

AIP, LLC

DocuSigned by:
By: Toni Rinnevaara
4C46C22C9B464B5...

Name: Toni Rinnevaara
Title: Partner